UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

August 22, 2019
(Date of Report; date of earliest event reported)

Commission file number: 1-33026

COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3447504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Commvault Way
Tinton Falls, NJ 07724
(Address of principal executive offices)
(Zip Code)

(732) 870-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a vote of Security Holders

On August 22, 2019, the Company held its fiscal 2019 Annual Meeting of Stockholders, at which the Company’s stockholders voted (1) on the election of three Class I Directors for a term to expire at the 2022 Annual Meeting of Stockholders, (2) on the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2020, (3) to approve additional shares to be available for grant under the Company’s 2016 Omnibus Incentive Plan as amended by the Third Amendment, and (4) on a non-binding, advisory basis, on executive compensation. The vote on such matters was as follows:

	1. Election of directors
	Election of Nicholas Adamo:
	For	Against	Abstain	Broker Non-Vote
	38,376,919	272,542	10,118	3,080,287
	Election of Martha Bejar:
	For	Against	Abstain	Broker Non-Vote
	38,265,429	384,112	10,038	3,080,287
	Election of David F. Walker:
	For	Against	Abstain	Broker Non-Vote
	37,332,906	1,316,431	10,242	3,080,287

	2. Ratify appointment of Ernst & Young LLP as independent public accountants for the fiscal year ending March 31, 2020
	For	Against	Abstain	Broker Non-Vote
	39,712,933	2,018,475	8,458	0

	3. Approval of the Company’s Omnibus Incentive Plan, as amended by the Third Amendment
	For	Against	Abstain	Broker Non-Vote
	35,450,885	3,196,817	11,877	3,080,287

	4. Non-binding, advisory vote on the Company’s executive compensation
	For	Against	Abstain	Broker Non-Vote
	19,559,136	19,077,941	22,502	3,080,287

Consistent with the results of the stockholder advisory vote on the frequency of the advisory vote on executive compensation conducted at the 2017 annual meeting, it shall be Company’s policy to submit the compensation of its named executive officers to stockholders for a non-binding advisory vote every year, at least until the next required vote on the frequency of stockholder votes on the compensation of executives.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description
10.1        Commvault Systems, Inc. Omnibus Incentive Plan (as amended by the Third Amendment Thereof)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMMVAULT SYSTEMS, INC.

By: Warren H. Mondschein /s/
Name: Warren H. Mondschein
Title: VP, General Counsel and Secretary

DATE: August 22, 2019

EXHIBIT INDEX

Exhibit No.	Description
10.1	Commvault Systems, Inc. Omnibus Incentive Plan (as amended by the Third Amendment Thereof)

2